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                                                                    Exhibit 12-1

CKE Restaurants, Inc.
Ratio of Earnings to Fixed Charges

   Fiscal year                                                    2005          2004          2003           2002          2001
Earnings before fixed charges
   Income (loss) before taxes, discontinued operations and
   cumulative effect of accounting change for goodwill           17,070       (48,013)       12,121        (85,308)      (214,938)
   Fixed charges                                                 68,692        70,404        69,481         81,510        103,843
                                                               -------------------------------------------------------------------
                                                                 85,762        22,391        81,602         (3,798)      (111,095)
                                                               ===================================================================

Fixed charges:
   Interest expense                                              36,748        39,962        39,924         53,906         70,509
   Interest component of rent expense                            31,944        30,442        29,557         27,604         33,334
                                                               -------------------------------------------------------------------
                                                                 68,692        70,404        69,481         81,510        103,843
                                                               ===================================================================

Ratio of earnings to fixed charges                                  1.2            --           1.2             --             --
                                                               ===================================================================

Deficiency (if any)                                                           (48,013)                     (85,308)      (214,938)

Rent expense                                                     95,833        91,325        88,672         82,812        100,003

Interest component (1/3 of rent expense)                         31,944        30,442        29,557         27,604         33,334